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                                                                   EXHIBIT 21.01

                       LIST OF REGISTRANT'S SUBSIDIARIES

                                                                                         PERCENTAGE OWNED
                          NAME                            JURISDICTION OF ORGANIZATION    BY REGISTRANT
                          ----                            ----------------------------   ----------------
ESS (Far East) Ltd. ....................................           Hong Kong                   100%
ESS Technology International, Inc. .....................         Cayman Islands                100%
OSEE Technology, Inc. ..................................           California                  100%
VideoCore Technology, Inc. .............................           California                  100%
NetRidium...............................................           California                  100%
Platform Technologies, Inc. ............................           California                  100%
ESS International, Inc. ................................         Cayman Island                 100%
Vialta.com (Hawaii), Inc. ..............................             Hawaii                     62.1%
Vialta, Inc. ...........................................           California                   62.1%
Vialta.com International, Inc. .........................         Cayman Island                  62.1%
Vcom Canada Holdings, Inc. .............................           California                   62.1%
Wei Fhi Technology, Inc. ...............................         Cayman Island                 100%
Vsystems International, Inc. ...........................         Cayman Island                 100%
ESS Canada Holdings, Inc. ..............................           California                  100%